Exhibit 99.1
TOMI APPOINTS THREE NEW INDEPENDENT MEMBERS
TO ITS BOARD OF DIRECTORS

BEVERLY HILLS, Calif., February 1, 2016 (GLOBE NEWSWIRE) - TOMI™ Environmental Solutions, Inc. (OTCQB: TOMZ) (TOMI), a global bacteria decontamination and infection prevention company, announced it has appointed three new independent directors - Walter C. Johnsen, Kelly J. Anderson and Edward J. Fred - to its board, bringing its total count to five members. Ms. Anderson will assume the role of Chair of the Audit Committee.

Dr. Halden Shane, TOMI's Chief Executive Officer, stated: "We are delighted to add three experienced members to our board of directors. Kelly, Edward and Walter all share our goal of delivering shareholder value and our desire to provide eco-friendly environmental solutions for the world's decontamination and disinfection needs. They also bring to TOMI a wealth of financial, operating and leadership knowledge that I am confident will help support the company on its path to growth. This is particularly important as we approach our milestone of up-listing onto a national exchange. We are honored to have them join the TOMI Board of Directors at this exciting time for the company."

Walter C. Johnsen

Since January 1, 2007, Mr. Johnsen has served as Chairman of the Board and Chief Executive Officer of Acme United Corporation, a leading worldwide supplier of innovative branded cutting, measuring and safety products in the school, home, office, hardware & industrial markets. From November 30, 1995 to December 31, 2006, he held the titles of President and Chief Executive Officer at Acme United. Mr. Johnsen previously served as Vice Chairman and a principal of Marshall Products, Inc., a medical supply distributor. Mr. Johnsen holds a Bachelor of Science in Electrical Engineering and a Master of Science in Chemical Engineering from Cornell University, and a Master of Business Administration from Columbia University.

Kelly J. Anderson

Ms. Anderson is a partner in C Suite Financial Partners, a financial consulting services company, an executive services firm dedicated to serving private, public, private equity, entrepreneurial, family office and government-owned firms in all industries. Since July 2015. Between July 2014 through March 2015, Ms. Anderson was CFO of Mavenlink, a SaaS company, between October 2012 and January 2014, Ms. Anderson was Chief Accounting Officer of Fisker Automotive, between April 2010 and February 2012, Ms. Anderson was the President and Chief Financial Officer of T3 Motion, Inc., ("T3"), an electric vehicle technology company. Between March 2008 and April 2010, she served as T3's Executive Vice President and Chief Financial Officer, and as a director from January 2009 until January 2010. From 2006 until 2008, Ms. Anderson was Vice President at Experian, a leading credit reporting agency. From 2004 until 2006, Ms. Anderson was Chief Accounting Officer for TripleNet Properties, G REIT, Inc., T REIT, Inc., NNN 2002 Value Fund, LLC, and Chief Financial Officer of NNN 2003 Value Fund, LLC and A REIT, Inc., all of which were real estate investment funds managed by TripleNet Properties. From 1996 to 2004, Ms. Anderson held senior financial positions with The First American Corp., a Fortune 500 title insurance company. Ms. Anderson is a inactive California CPA and a 1989 graduate of the College of Business and Economics at California State University, Fullerton.

Edward J. Fred

After joining CPI Aerostructures Inc. in February 1995, Mr. Fred held the titles of Controller, Secretary, Principal Accounting Officer, Chief Financial Officer, President and ultimately Chief Executive Officer from January 2003 through March 2014. Prior that, he served in various positions for the international division of Grumman where he last held the position of Controller. He served as a Director of Interlink Electronics, Inc. from July 13, 2010 to July 10, 2014, and he served as a Director of CPI Aerostructures Inc. from January 1999 to March 2014. Mr. Fred holds a Bachelor of Business Administration in Accounting from Dowling College and an Executive MBA from Hofstra University.

About TOMI™ Environmental Solutions, Inc.

TOMI™ Environmental Solutions, Inc. (OTCQB:TOMZ) is a global bacteria decontamination and infectious disease control company, providing eco-friendly environmental solutions for indoor surface decontamination through manufacturing, sales and licensing of our premier platform of Hydrogen Peroxide based products that uses Binary Ionization Technology® (BIT™), a state of the art technology for the production of its six-log mist represented by the TOMI™ SteraMist™ brand.

TOMI's products are designed to service a broad spectrum of commercial structures including hospitals and medical facilities, cruise ships, office buildings, hotel and motel rooms, schools, restaurants, for non-food safety in meat and produce processing facilities, military barracks, and athletic facilities. TOMI's products and services have also been used in single-family homes and multi-unit residences.

TOMI also develops training programs and application protocols for its clients and is a member in good standing with The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America, The Restoration Industry Association, Indoor Air Quality Association, and The International Ozone Association. For additional product information, visit www.tomiesinc.com or contact us at info@tomiesinc.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain written and oral statements made by us may constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Forward-looking statements are identified by such words and phrases as "we expect," "expected to," "estimates," "estimated," "current outlook," "we look forward to," "would equate to," "projects," "projections," "projected to be," "anticipates," "anticipated," "we believe," "could be," and other similar phrases. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to revenue growth, earnings, earnings-per-share growth, or similar projections, are forward-looking statements within the meaning of the Reform Act. They are forward-looking, and they should be evaluated in light of important risk factors that could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known at this time. We undertake no obligation to update these forward-looking statements after the date of this release.

INVESTOR RELATIONS CONTACT:
Becky Herrick & Kirsten Chapman
LHA (IR Agency)
(415) 433-3777
tomi@lhai.com

MEDIA RELATIONS CONTACT:
Aaron Loveland
VP of Marketing and Public Affairs
(240) 672-6263
aaron.loveland@tomiesinc.com